Exhibit 99.1

China Direct Industries Reports Financial Results for the Full Year of 2008

-Full year revenue reaches a record $240 million
-Full year income from operations of $21 million with non-GAAP net income of $17.7 million
-Full year cash provided from operating activities of $10.9 million
-Full year GAAP net income of $11.4 million
-Full year non-GAAP basic EPS of $0.73 and diluted EPS of $0.67 excluding certain non-cash items totaling $11.5 million

Deerfield Beach, FL – March 31, 2009 - China Direct, Inc., d/b/a China Direct Industries, Inc. (“China Direct Industries”) (NASDAQ: CDII), a U.S. company that manages a portfolio of Chinese entities, announced today its financial results for the full year of 2008.

Financial Highlights

For the full year of 2008, net income was $17.7 million (excluding non-cash charges related to impairment of securities available for sale, employee share based compensation and deductions related to the issuance of Preferred stock in February of 2008) as compared to $12.5 million in 2007. Earnings applicable to common stockholders after deducting $1.2 million in preferred stock dividend payments were $16.5 million resulting in non-GAAP earnings per basic share of $0.73, as compared to $12.5 million or $0.79 per basic share for the same period in 2007 on 6.8 million fewer common shares.  Net income for the year ended December 31, 2008 was $11.4 million on a GAAP basis after including $6.3 million in non-cash charges related to other-than-temporary write downs of marketable securities held for sale and stock based compensation.  The company’s operations adjusted for our majority interest resulted in a fourth quarter loss of $(0.10) per basic share (excluding the non-cash charges) on revenue of $39.9 million.  Non-cash items excluded in all non-GAAP calculations are included in the reconciliation of GAAP to non-GAAP net income set forth below. Net income applicable to shareholders on a GAAP basis including $11.5 million in non-cash items was approximately $5.0 million or $0.22 per basic share and $0.20 per diluted share.

The overall performance in 2008 was largely driven by the expansion of our magnesium operations in China and contribution from our advisory services.  During the second half of 2008, beginning with the start of the Olympic games in Beijing and the sharp decline in the global economy, the overall environment in our two core business segments of magnesium and basic materials became challenging.  The demand for magnesium showed sharp declines at year’s end resulting in unexpected delays in shipments, substantial price declines in the spot market and shortages of coke gas used to fuel our magnesium furnaces.  Management is encouraged by the recent increases in the price of magnesium in the beginning of 2009 and sees demand stabilizing in the first half of 2009.  In our basic materials segment we began to see meaningful contributions from CDI Beijing in the sale of steel and non-ferrous metals and see similar signs of stabilization in our basic materials end markets.

Balance Sheet

At December 31, 2008, total assets were $107.4 million as compared to $88.3 million at December 31, 2007.  At December 31, 2008, shareholder equity was $58.0 million as compared to $42.6 million at December 31, 2007.  At December 31, 2008, cash and cash equivalents were $14.2 million and working capital was $37.5 million as compared to cash and cash equivalents of $19 million and working capital of $40.7 million at December 31, 2007, respectively.  The decreases are largely attributable to $26 million of investments made in the purchase of property plant and equipment, partially offset by $10.9 million in cash provided from operations and $13.3 million in financing activities.  This resulted in a substantial increase of $26 million in fixed assets from 2007 and a $14.8 million increase in the fourth quarter of 2008.  Shareholder equity at December 31, 2008 was $58 million with 22.7 million basic shares outstanding.

Conference Call

The global environment weakened precipitously in the fourth quarter and while end markets appear to be stabilizing in 2009, visibility is limited.  The company is well positioned in China, remains well capitalized with neglible debt and no current need for additional capital to fund its current operations. The Company will further discuss its results during its conference call today, March 31, 2009 at 4:30 PM EDT.

Commenting on the year, Dr. James Wang, Chairman and CEO of China Direct, Inc. stated, “We are pleased with our overall performance in 2008 as we navigate through the global economic downturn.  We are confident that our investment in magnesium will position us for a strong reacceleration in growth as the worldwide coordinated government stimulus efforts stabilize and restore economic growth.  Also, we believe that magnesium producers using coal fueled furnaces will not be able to sustain operations in this pricing environment due to their higher cost structure and most if not all new magnesium construction has been abandoned. This, we believe, will limit the amount of new magnesium supplies entering the market in the future.  We believe China Direct Industries will emerge as the strongest and most reliable supplier to directly service large end customers.  We expect that our investments in energy efficient production facilities with flexible labor costs coupled with our strong distribution network will enable us to adapt quickly to a rapidly changing pricing environment.  We are encouraged by the launch of CDI Beijing steel and non-ferrous distribution business and look forward to growing this operation.  Management is committed to our business plan in China and is confident that we have all the resources we need to execute and thrive in a changing global economy.”

China Direct Conference Call to discuss the Company's financial results for the full year of 2008.

The conference call will take place at 4:30 p.m. EDT on Tuesday March 31st, 2009. Anyone interested in participating should call 1-866 296-4125 if calling within the United States or 1-706-758-9807 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct 2008 Financial Results conference call/ Conference ID 92463672.

This call is being webcast by ViaVid Broadcasting and can be accessed at China Direct's website at http://www.cdii.net/calendar-of-events The webcast may also be accessed at ViaVid's website at http://www.viavid.net . The playback of the webcast can be accessed through either site until March 31, 2010. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct, Inc.

China Direct, Inc., d/b/a China Direct Industries, Inc. (NASDAQ: CDII - News), is a U.S. owned, rapidly growing holding company operating in China in two core business segments, pure magnesium production and distribution and  the distribution of basic materials in China. The Company also provides advisory services to China based companies competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct operates 10 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct, please visit http://www.cdii.net.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: rgalterio@cdii.net
lwong@chinadirectinc.net

CHINA DIRECT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,
	2008	2007
ASSETS

Current Assets:

Cash and cash equivalents	$14,205,229	$19,024,604
Investment in marketable securities available for sale	7,569,333	7,820,500
Investment in marketable securities available for sale - related party	160,459	1,315,488
Investment in subsidiaries -- cost method	290,864	-
Accounts receivable, net of allowance	9,457,306	10,529,316
Accounts receivable - related parties	1,676,191	2,283,600
Inventories, net	8,559,593	5,270,388
Prepaid expenses and other current assets	8,127,300	13,951,918
Prepaid expenses - related parties	8,007,111	4,150,943
Loans receivable - related parties	1,652,728	-
Due from related parties	35,710	1,287,877
Subsidiaries held for sale	-	3,604,849

Total current assets	59,741,824	69,239,483

Restricted cash	846,197	646,970
Property, plant and equipment, net	43,455,683	17,413,489
Prepaid expenses and other assets	2,744,427	433,075
Property use rights, net	591,277	553,304
Total assets	$107,379,408	$88,286,321

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

Loans payable-short term	$933,735	$1,909,781
Accounts payable and accrued expenses	8,590,010	9,524,411
Accounts payable-related parties	7,516,728	964,114
Notes payable-related party	-	410,167
Advances from customers	1,545,273	6,891,788
Other payables	1,624,370	3,090,790
Income taxes payable	1,039,112	304,977
Due to related parties	978,739	3,137,233
Subsidiaries held for sale	-	2,303,405
Total current liabilities	22,227,967	28,536,666

Loans payable-long term	186,018	166,573

Minority interest	26,940,141	16,957,503

Stockholders' Equity:

Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 shares
and 0 shares issued and outstanding at December 31, 2008 and 2007, respectively	1,006,250	-
Common Stock: $.0001 par value, 1,000,000,000 authorized, 23,530,642 and 20,982,010
issued and outstanding at December 31, 2008 and 2007, respectively	2,353	2,098
Additional paid-in capital	51,701,293	30,257,644
Deferred compensation	(11,000)	(55,000)
Accumulated comprehensive (loss) income	(11,711,021)	54,688
Retained earnings	17,037,407	12,366,149

Total stockholders’ equity	58,025,282	42,625,579

Total liabilities and stockholders’ equity	$107,379,408	$88,286,321

CHINA DIRECT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2008	2007

Revenues	$223,217,359	$163,023,330
Revenues-related parties	16,750,008	4,539,059
Total revenues	239,967,367	167,562,389

Cost of revenues	206,947,930	149,333,739

Gross profit	33,019,437	18,228,650

Operating expenses:
Selling, general, and administrative	12,050,648	4,158,438

Operating income	20,968,789	14,070,212

Other (expense) income:
Other income	468,684	877,485
Interest income	277,378	283,244
Realized (loss) gain on sale of marketable securities	(136,923)	616,045
Realized (loss) on Other Than Temporary Impairment	(4,127,555)	-
Realized gain (loss) on sale subsidiaries	238,670	(41,885)
Total other (expense) income	(3,279,746)	1,734,889

Net Income before income taxes	17,689,043	15,805,101

Income tax (expense)	(267,245)	(727,479)

Income from continuing operations before minority interest	17,421,798	15,077,622

Minority interest	(6,077,810)	(3,698,785)

Discontinued operation,net of tax	54,619	447,714

Net income	$11,398,607	$11,826,551

Deduct dividends on Series A Preferred Stock:

Preferred stock dividend	(1,229,937)	-

Relative fair value of detachable warrants issued	(2,765,946)	-

Preferred stock beneficial conversion feature	(2,451,446)	-

Income applicable to common stockholders	$4,951,278	$11,826,551

Basic and diluted income per common share after deduction
in the first quarter of 2008, of noncash deemed dividends
attributable to Series A Preferred Stock as described
in Notes 13
the Financial Statements:

Basic	$0.22	$0.75

Diluted	$0.20	$0.67

Basic weighted average common shares outstanding	22,671,998	15,841,560

Diluted weighted average common shares outstanding	24,565,869	17,605,664

Year Ended December 31, 2008 and 2007 GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles the calculation of net income per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to employee share-based compensation expense and the fair value of warrants granted for services, Other-Than-Temporary-Impairment on marketable securities available for sale received for services and Non-cash deductions related to Preferred Stock issuance. This disclosure is being provided as we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the anti-dilutive effects of the timing of the employee share-based compensation and the fair value of warrants granted for services. The presentation of the non-GAAP information titled "Non-GAAP net income”, “Non-GAAP Earnings applicable to common stockholders”, “Non-GAAP Basic EPS” and “Non-GAAP Diluted EPS”is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

	The Year Ended December 31,
	2008	2007
GAAP net income	$11,398,606	$11,826,551
Employee share-based compensation expense and fair value of warrants granted (1)	2,203,130	709,352
Other-Than-Temporary-Impairment on marketable securities available for sale received for services (2)	4,127,555	-
Non-GAAP net income	$17,729,291	$12,535,903

GAAP Earnings applicable to common stockholders	$4,951,277	$11,826,551
GAAP Basic EPS	0.22	0.75
GAAP Diluted EPS	0.20	0.67
Non-GAAP net income reconciliation total (1)+(2)	6,330,685	709,352
Non-cash deductions related to Preferred Stock issuance:
Relative Fair Value of warrants	2,765,946	-
Beneficial Conversion Feature	2,451,446	-
Non-GAAP Earnings applicable to common stockholders	16,499,354	12,535,903
Non-GAAP Basic EPS	0.73	0.79
Non-GAAP Diluted EPS	$0.67	$0.71
Shares used in basic net income per-share calculation - GAAP	22,671,998	15,841,560
Shares used in basic net income per-share calculation - Non-GAAP	22,671,998	15,841,560
Shares used in diluted net income per-share calculation - GAAP	24,565,869	17,605,664
Shares used in diluted net income per-share calculation - Non-GAAP	24,565,869	17,605,664

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” "is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding the growth in our magnesium segment, our ability to compete with other magnesium producers and our expected growth in our steel and non-ferrous distribution business. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	Fluctuations in the availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our business strategy of growing our business through increased magnesium production capacity and acquisitions.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Our ability to establish adequate management, cash, legal and financial controls in the PRC.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in China on economic activity in China.
•	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
•	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in China.
•	Recent substantial declines in the market price for shares of our common stock and continued highly volatile and wide market price fluctuations.
•	The impact on our stock price due to sales of our stock by existing shareholders and stock option exercises and sales of those shares of stock.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008.